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                                                                    Exhibit 23.1

                                  [LETTERHEAD]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use of our reports and to all references to our firm included in or made a part of this registration statement.


/s/ ARTHUR ANDERSEN LLP

Baltimore, Maryland
April 13, 2001